EXHIBIT 99.3
                                                                  EXECUTION COPY

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

            This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of December 15, 2004, is hereby entered into by and among General Motors Corporation, a Delaware corporation ("GM"), the Sub-Trust of the General Motors Welfare Benefit Trust (the "Sub-Trust") established under the General Motors Welfare Benefit Trust, a voluntary employees' beneficiary association trust established to fund certain collectively bargained hourly retiree health care benefits under the General Motors Health Care Program for Hourly Employees and such benefits under other applicable collectively bargained welfare plans (the "VEBA"), for the account and on behalf of the VEBA (which shall thereby be deemed a party to this Agreement), and XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Registration Rights Agreement (as defined below).

            WHEREAS, GM owns 980,670 shares (the "Note Shares") of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of the Company, which GM received in connection with the conversion of certain GM Notes on February 26, 2004;

            WHEREAS, GM owns an additional 10,000,000 shares (the "Warrant Shares" and, together with the Note Shares, the "XMSR Shares") of Class A Common Stock, which GM received in connection with the exercise of the GM Warrant on April 29, 2004;

            WHEREAS, GM desires to contribute some or all of the XMSR Shares to the VEBA (the "Contribution") pursuant to the terms and conditions of a Contribution Agreement, dated as of December 15, 2004 (the "Contribution Agreement"), by and between GM and United States Trust Company of New York, solely in its capacity as trustee of the Sub-Trust of the VEBA (the "Trustee");

            WHEREAS, the Company, GM and numerous other parties have entered into a Second Amended and Restated Registration Rights Agreement, dated as of January 28, 2003 (the "Registration Rights Agreement");

            WHEREAS, each of GM, the VEBA and the Company desires, subject to the terms and conditions of this Agreement, that GM assign to the Sub-Trust, and that the Sub-Trust assume from GM, certain of GM's rights and obligations under the Registration Rights Agreement;

            WHEREAS, GM has entered into a Lock-Up Agreement, dated November 19, 2004, with Bear, Stearns & Co. Inc., a copy of which is attached hereto as Exhibit A, pursuant to which GM has agreed not to dispose of its shares of Class A Common Stock, including the XMSR Shares, prior to February 16, 2005;

            WHEREAS, the Lock-Up Agreement permits the Contribution, provided that the Sub-Trust agrees to be bound by the provisions of the Lock-Up Agreement as if the Sub-Trust were a party thereto;

            WHEREAS, the Trustee has been appointed by a named fiduciary for investment purposes of the VEBA (the "VEBA Named Fiduciary") (as determined in accordance with Section 402(a) of the Employee Retirement Income Security Act of 1974, as amended) to manage the XMSR Shares contributed to the VEBA and to exercise all rights, powers and privileges appurtenant to such shares (subject to the authority of the VEBA Named Fiduciary to terminate such appointment and appoint one or more other investment managers or trustees for any such shares); and

            WHEREAS, the Trustee has full power and authority to execute and deliver this Agreement for the account and on behalf of the Sub-Trust and the VEBA and to so bind the Sub-Trust and VEBA.

            NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the parties hereto agree as follows:

            1.       ASSIGNMENT AND ASSUMPTION OF RIGHTS AND OBLIGATIONS.
                     ----------------------------------------------------

            (a) Assignment and Assumption of Rights. Effective upon completion of a Contribution of XMSR Shares to the VEBA, and without any further action on the part of any of GM, the VEBA, the Sub-Trust, the Trustee or the Company, GM hereby assigns to the Sub-Trust and the Sub-Trust hereby assumes from GM, pursuant to Section 4.5 of the Registration Rights Agreement, all of the rights of GM (as such term is defined in the Registration Rights Agreement) under the Registration Rights Agreement as a Holder of the XMSR Shares so contributed; provided, however, that:

                     (i) GM is not so assigning to the Sub-Trust and the Sub-Trust is not so assuming any right to initiate a Demand Registration pursuant to Section 2.1(a)(i) of the Registration Rights Agreement; and

                     (ii) GM is so assigning to the Sub-Trust and the Sub-Trust is so assuming one of GM's two rights to initiate a GM Demand Registration pursuant to Section 2.1(a)(iv) of the Registration Rights Agreement (and GM is retaining its other such right), but only for so long as the VEBA owns any of the XMSR Shares, it being understood that if the VEBA sells, transfers or otherwise conveys all of the XMSR Shares without the Sub-Trust having exercised such right to initiate a GM Demand Registration, then, effective at the time of the VEBA's sale, transfer or other disposition of the last of the XMSR Shares, the Sub-Trust's unused right shall be relinquished by the Sub-Trust and deemed returned to GM.

            (b) Assignment and Assumption of Obligations. Effective upon completion of a Contribution of XMSR Shares to the VEBA, and without any further action on the part of any of GM, the VEBA, the Sub- Trust, the Trustee or the Company, (i) GM hereby assigns to the Sub- Trust and the Sub-Trust hereby assumes from GM, pursuant to Section 4.5 of the Registration Rights Agreement, all of GM's obligations under the Registration Rights Agreement with respect to the XMSR Shares so contributed, (ii) the Sub-Trust agrees to be bound by all of the terms and conditions of the Registration Rights Agreement applicable to GM with respect to the XMSR Shares, and (iii) the Sub- Trust agrees to be bound by the provisions of the Lock-Up Agreement as if it were a party thereto.

            (c)      Notification to the Company. As soon as practicable after
completion of the Contribution, GM shall notify the Company that the Contribution has been made effective, and the Company may rely upon this notice as conclusive evidence of the assignment and assumption of rights and obligations described in Sections 1(a) and (b) above.

2.          REGISTRATION STATEMENT.
            -----------------------

            (a) The Company hereby agrees to use its reasonable best efforts to take the following actions as soon as practicable after completion of the Contribution and no later than February 16, 2005:

                     (i) amend its existing Registration Statement for an offering to be made on a delayed or a continuous basis pursuant to Rule 415 (or any appropriate similar rule that may be adopted  by the  Securities and Exchange
            Commission (the  "Commission"))  under the Securities Act
            covering  the  resale  of  the  Warrant   Shares  to reflect
            ownership and proposed resale of such shares by the VEBA rather than GM, and cause such amendment to become effective under the Securities Act; and

                     (ii) prepare and file with the Commission a Registration Statement for an offering to be made on a delayed or a continuous basis pursuant to Rule 415 (or any appropriate similar rule that may be adopted by the Commission) under the Securities Act covering the resale of the Note Shares by the VEBA, and cause such Registration Statement to become effective under the Securities Act;

or utilize any other method mutually agreed to by the Company and the Sub-Trust to cause a Registration Statement covering the resale by the VEBA of all of the XMSR Shares contributed to the VEBA to become effective under the Securities Act as soon as practicable after completion of the Contribution and no later than February 16, 2005.

            (b) Following completion of the Contribution of XMSR Shares to the VEBA, the Company hereby agrees to cooperate with the VEBA, the Sub-Trust and the Trustee in connection with any disposition of such XMSR Shares by the VEBA, including, without limitation, (i) instructing the transfer agent for the Class A Common Stock to reissue such XMSR Shares to the VEBA in book-entry form (subject to appropriate restrictions, if done prior to effectiveness of the applicable Registration Statement), (ii) when appropriate, removing restrictive legends from such XMSR Shares, and (iii) registering such XMSR Shares in such name or names as the VEBA, the Sub-Trust or the Trustee may request in connection with any such disposition.

3.          CONSENTS AND WAIVERS OF PIGGYBACK REGISTRATION RIGHTS.
            ------------------------------------------------------

            (a) Registration under Section 2. Parties to the Registration Rights Agreement have certain rights to effect a Piggyback Registration, and the Company has sought consents and waivers in the past from major Holders of Registrable Securities to avoid having to go through the notice and waiting periods required by the Registration Rights Agreement. Rights to effect a Piggyback Registration may be applicable to the actions to be taken by the Company under Section 2 above. Each of GM and the Sub-Trust hereby consents to the amendment or waiver of the Registration Rights Agreement such that Holders shall not have any right to cause a Piggyback Registration in connection with the actions to be taken by the Company under Section 2 above, including amendment of an existing Registration Statement covering the Warrant Shares and filing of a new Registration Statement covering the Note Shares. In the event that the Company is obtaining consents and waivers of the same from other major Holders of Registrable Securities, each of GM and the Sub-Trust hereby consents to execute a written consent and waiver, in form reasonably acceptable to GM or the Sub-Trust respectively, to such effect.

            (b) Future Registrations. To the extent that rights to effect a Piggyback Registration may be applicable to or in connection with future offerings of Class A Common Stock or securities convertible into or exchangeable for Class A Common Stock ("Future Offerings"), the Sub-Trust hereby agrees to maintain a process, from and after the date on which the Contribution is completed, to consider future requests for the amendment or waiver of the Registration Rights Agreement with respect to Piggyback Registration in connection with such Future Offerings, including identifying to the Company at least two persons who are or would be authorized to consent to any such requests. In the event that the Company requests one or more consents and waivers of Piggyback Registration in connection with any one or more Future Offerings, the Sub-Trust hereby agrees to consider such requests promptly and in good faith, in accordance with the process referred to in the prior sentence.

4.          COMPLIANCE MATTERS.
            -------------------

            (a) Chinese Wall. The parties acknowledge that GM presently has a representative serving on the board of directors of the Company, and that such representative or even GM may from time to time be in possession of material non-public information regarding the Company. Each of GM and the Sub-Trust hereby represents to the Company that it has put in place a process or program, sometimes referred to as a "Chinese Wall," reasonably expected to avoid any material non-public information regarding the Company which may from time to time be in the possession of GM or its representative serving on the board of directors of the Company from being disclosed to the Sub-Trust. Each of GM and the Company agrees to use all reasonable efforts to avoid disclosing to the Sub-Trust any material non-public information regarding the Company.

            (b) Securities Law Compliance Matters. The parties acknowledge that each of GM, the Sub-Trust and the VEBA has been advised by its own counsel in regard to securities law compliance matters. They also acknowledge that no representations have been made to GM, the Sub-Trust or the VEBA by or on behalf of the Company with regard to the treatment of the Sub-Trust or the VEBA under any applicable securities laws, including whether or not the Sub-Trust and the VEBA would be considered an "affiliate" for purposes of those laws.

5.          MISCELLANEOUS.
            --------------

           (a) Termination. This Agreement shall terminate and be of no further force and effect if a Contribution shall not have been completed on or prior to January 15, 2005 (or such later date as may be agreed to in writing by the parties). This Agreement may be terminated at any time prior to the completion of a Contribution by mutual written agreement of GM and the Sub-Trust, without the consent of the Company. GM shall promptly notify the Company of any such termination.

            (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented except by a writing signed by GM, the Sub-Trust and the Company. Any obligation of, or restriction applicable to, the Sub-Trust hereunder may be waived by a writing signed by GM and the Company. Any obligation of, or restriction applicable to, GM hereunder may be waived by a writing signed by the Sub-Trust and the Company.

            (c) Notices. Notices and other communications under this Agreement shall be in writing and shall be deemed properly served if: (i) mailed by registered or certified mail, return receipt requested, (ii) delivered by a recognized overnight courier service, (iii) delivered personally, or (iv) sent by facsimile transmission addressed as follows (or to such other address, or to the attention of such other person, as any party shall have furnished in writing pursuant to this Section 3(c)):

                     (i)       If to the VEBA or to the Sub-Trust:

                               United States Trust Company of New York
                               600 Fourteenth Street, N.W., Suite 400
                               Washington, DC 20005-3314
                               Attention: Norman P. Goldberg
                                          Authorized Agent
                               Telephone: (202) 585-4175
                               Facsimile: (202) 783-7054
                               with copies to:
                               ---------------

                               General Motors Investment Management Corporation 767 Fifth Avenue
                               New York, New York 10153
                               Attention:  Chief Investment Officer,
                                           Affiliated Funds
                               Telephone: (212) 418-6400
                               Facsimile: (212) 418-3654

                               and

                               Jones Day
                               2727 North Harwood Street
                               Dallas, Texas 75201-1515
                               Attention:  James F. Carey
                               Telephone:  (214) 220-3939
                               Facsimile:  (214) 969-5100

                     (ii)      If to GM:

                               General Motors Corporation
                               767 Fifth Avenue
                               New York, New York 10153
                               Attention:  Treasurer
                               Telephone:  (212) 418-3500
                               Facsimile:  (212) 418-3695

                               with a copy to:
                               ---------------

                               General Motors Corporation
                               Legal Staff
                               300 Renaissance Center
                               Mailcode 482-C23-D24
                               Detroit, Michigan 48265-3000
                               Attention:  Warren G. Andersen, Esq.
                               Telephone:  (313) 665-4921
                               Facsimile:  (313) 665-4979

                     (iii)     If to the Company:

                               XM Satellite Radio Holdings Inc.
                               1500 Eckington Place NE
                               Washington, D.C. 20002-2194
                               Attention:  Joseph M. Titlebaum, Esq.
                               Telephone:  (202) 380-4066
                               Facsimile:  (202) 380-4534
                               with a copy to:
                               ---------------

                               Hogan & Hartson L.L.P.
                               555 13th Street NW
                               Washington, D.C. 20004
                               Attention:  Steven M. Kaufman, Esq.
                               Facsimile: (202) 637-5910

Such notice shall be deemed to have been received: (i) three (3) Business Days after the date of mailing if sent by certified or registered mail, (ii) one (1) Business Day after the date of delivery if sent by overnight courier, (iii) the date of delivery if personally delivered, or (iv) the next succeeding Business Day after transmission by facsimile.

            (d) No Third Party Beneficiaries. This Agreement shall be for the sole and exclusive benefit of the Company, GM, the VEBA, the Sub-Trust, the Trustee and any other investment manager or managers or trustee or trustees acting on behalf of the VEBA or the Sub-Trust. Nothing in this Agreement shall be construed to give any other person or entity any legal or equitable right, remedy or claim under this Agreement. Each agreement and consent of the Sub-Trust under Section 3 and 4 above shall be on behalf of itself and the VEBA.

            (e) Adjustments. In the event of any stock dividend or distribution, stock split (forward or reverse), combination of shares, recapitalization, merger, consolidation, redemption, exchange of securities or other reorganization or reclassification after the date hereof with respect to the XMSR Shares or similar transactions affecting the XMSR Shares, all references herein to any designation of securities and to any specific number of XMSR Shares shall be appropriately adjusted to give full effect thereto.

            (f) Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties and their successors (including, without limitation, any successor trustee or investment manager for the Sub-Trust or the VEBA). Except for an assignment to a successor trustee or investment manager of the Sub-Trust or the VEBA as stated herein, none of the rights or obligations under this Agreement shall be assigned by the Sub-Trust without the consent of GM and the Company, or by GM without the consent of the Sub-Trust and the Company.

            (g) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) GOVERNING LAW; CHOICE OF FORUM; JURY TRIAL WAIVER.
                --------------------------------------------------

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

            IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE FEDERAL COURTS LOCATED IN THE STATE AND COUNTY OF NEW YORK, AND RELATED APPELLATE COURTS (OR IN THE EVENT SUCH COURTS WILL NOT ACCEPT JURISDICTION, THE COURTS OF THE STATE OF DELAWARE). THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

            THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            (i) Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

            (j) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (k) Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and ntent of this Agreement.

            (l) Entire Agreement. This Agreement supersedes all other agreements, written or oral, concerning the subject matter herein.

            (m) No Contribution Mandate. Nothing contained in this Agreement shall obligate GM to complete any Contribution.

                         [Signatures begin on next page]

            IN WITNESS WHEREOF, the parties hereto, being duly authorized, have executed and delivered this Assignment and Assumption Agreement on the date first above written.

                               GENERAL MOTORS CORPORATION

                               By:     /s/ Michael G. Lukas
                                       --------------------
                               Name:    Michael G. Lukas
                               Title:   Assistant Treasurer


                               SUB-TRUST OF THE GENERAL MOTORS WELFARE
                               BENEFIT TRUST

                               By:     United States Trust Company of
                                       New York, As Trustee

                               By:     /s/ Norman P. Goldberg
                                       ----------------------
                               Name:   Norman P. Goldberg
                               Title:  Authorized Agent


                               XM SATELLITE RADIO HOLDINGS INC.


                               By:     /s/ Joseph M. Titlebaum
                                       -----------------------
                               Name:   Joseph M. Titlebaum
                               Title:  EVP, General Counsel

                                    Exhibit A

                            Copy of Lock-Up Agreement